Exhibit 99.1

Teligent Announces Completion of Series C Convertible Note Financing and Exchange

Buena, N.J., JULY 20, 2020 (GLOBENEWSWIRE) -- Teligent, Inc. (NASDAQ: TLGT) (“Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, announced the closing of the issuance of $13.8 million aggregate principal amount of 9.5% Series C Senior Convertible Notes due 2023 (the “New 2023 Notes”). After taking into account an original issue discount and other transaction fees (including fees payable to the purchasers in the form of additional New 2023 Notes), the Company received approximately $10.0 million of net cash proceeds, which will be used to fund general corporate and working capital purposes.

The Company also issued approximately $32.3 million in aggregate principal amount of New 2023 Notes in exchange for approximately $35.9 million in aggregate principal amount, plus accrued but unpaid interest, of the Company’s outstanding 7.0% Cash / 8.0% PIK Series B Senior Unsecured Convertible Notes due 2023 (the “Series B Convertible Notes”), which gives effect to a 10% discount on the principal amount of Series B Convertible Notes exchanged. In addition, the Company issued approximately $3.7 million in aggregate principal amount of New 2023 Notes in exchange for approximately $8.2 million in aggregate principal amount, plus accrued but unpaid interest, of the Company’s outstanding 4.75% Convertible Senior Notes due May 2023 (the “Series A Convertible Notes”), which gives effect to a 55% discount on the principal amount of Series A Convertible Notes exchanged.

Interest on the New 2023 Notes initially accrues at the rate of 9.5%, is payable in kind by issuing additional principal amount of New 2023 Notes, and will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2020. The New 2023 Notes mature in March 2023.

The New 2023 Notes are convertible at the option of the holder at any time prior to maturity at an initial conversion price of $2.78 per share, subject to adjustment under certain circumstances. In the event that Teligent undergoes a “fundamental change,” holders of New 2023 Notes may require Teligent to purchase for cash all or any portion of the New 2023 Notes at the fundamental change purchase price equal to 100% of the principal amount of notes being repurchased plus accrued but unpaid interest thereon. The New 2023 Notes are not redeemable by the Company, but the Company has the right to force conversion of the New 2023 Notes if the Company’s per-share stock price exceeds the conversion price of the New 2023 Notes by 100% for a period of time after January 1, 2022 (subject to reduction to 75% and 50% beginning July 1, 2022 and January 1, 2023, respectively).

The New 2023 Notes are guaranteed by certain of the Company’s subsidiaries and are secured by third lien security interests in substantially all of the assets of the Company and the Company’s U.S. and Canadian subsidiaries. The security interests granted by the Company and such subsidiaries are subordinate to the security interests granted under the Company’s senior secured credit facilities. In connection with the issuance of the New 2023 Notes, the Company entered into amendments to its senior secured credit facilities that, among other matters, provided Teligent with the consent of the lenders to the issuance of the New 2023 Notes.

Jefferies LLC served as exclusive financial advisor to Teligent, and K&L Gates LLP served as legal counsel. Stroock & Stroock & Lavan LLP served as legal counsel to the purchasers and Morgan, Lewis & Bockius LLP served as legal counsel to Teligent’s senior lenders.

The New 2023 Notes and any shares of common stock issuable upon conversion of the New 2023 Notes (the “Conversion Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws, and the New 2023 Notes and the Conversion Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Teligent does not intend to file a registration statement for the resale of the New 2023 Notes or any Conversion Shares.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes “forward-looking statements” that are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. Such forward-looking statements include statements regarding the intended use of proceeds from the sale of the New 2023 Notes. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. These statements are based on the Company’s current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission.  Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company’s future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. You should not rely upon forward-looking statements as predictions of future events.  The forward-looking statements included in this press release speak only as of the date hereof and, subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.